SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 1, 2011

CARBON SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-144931	24-5451302
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

5511-C Ekwill Street, Santa Barbara, California 93111
 (Address of principle executive offices)

(805) 456-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2011, Carbon Sciences, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Articles of Incorporation (“Certificate”) to increase the authorized shares of both Common Stock and Preferred Stock of the Company (the “Amendment”). The Amendment authorizes the Company to issue 100,000,000 shares of Common Stock, par value $0.001 per share and 20,000,000 shares of Preferred Stock. The Preferred Stock will have such rights, preferences and privileges as may be determined by the Company’s board of directors prior to the issuance of such shares. On July 28, 2011, beneficial holders of an aggregate of 4,687,760 shares or approximately 50.66% of the outstanding Common Stock consented to the Amendment.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.03 of this report is hereby incorporated by reference into this Item 5.07.

Item 9.01 Financial Statements and Exhibits

3.1 Certificate of Amendment to Articles of Incorporation, filed on August 1, 2011.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARBON SCIENCES, INC.

Date: August 4, 2011	By:	/s/ Byron Elton
Byron Elton
Chief Executive Officer